UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 14, 2007, VeriFone Holdings, Inc. (the “Registrant”) announced that Craig A. Bondy had submitted his resignation from the board of directors of the Registrant to be effective as of October 1, 2007.
     On August 14, 2007, the Registrant announced the appointment of Mr. Eitan Raff to serve as a director, effective as of October 1, 2007. Mr. Raff will serve on the Registrant’s board of directors from the effective date of his appointment until the Registrant’s next annual meeting of stockholders. Mr. Raff fills the vacancy created by the resignation of Mr. Bondy.
     Mr. Raff has been the Chairman of Bank Leumi since 1995. Mr. Raff is also the Chairman of the Management Committee of Hebrew University and previously served as the Accountant General (Treasurer) in the Israeli Ministry of Finance. Mr. Raff holds a B.A. and M.B.A. from Hebrew University, Jerusalem.
     Mr. Raff has not been appointed to any committee of the board of directors. However, he may be appointed to committees of the board of directors in the future, at the discretion of the board of directors.
     Mr. Raff has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished as part of this Report on Form 8-K:
99.1	Press Release of the Registrant dated August 14, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: August 14, 2007	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated August 14, 2007.

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